Exhibit 99.1

SRI SELLER, INC.

FINANCIAL STATEMENTS

As of and for the Nine Months Ended September 30, 2015 and

29-Day Period Ended December 31, 2014

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of SRI Seller, Inc. (formerly SharkReach, Inc.)

We have audited the accompanying balance sheets of SRI Seller, Inc. (formerly SharkReach, Inc.) (the "Company") as of September 30, 2015 and December 31, 2014, and the related statements of operations, stockholders' deficit, and cash flows for the nine months period ended September 30, 2015 and for the period from December 3, 2014 (Inception) through December 31, 2014. SRI Seller, Inc.'s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of SRI Seller, Inc. (formerly SharkReach, Inc.) as of September 30, 2015 and December 31, 2014, and the results of its operations and its cash flows for the nine months period ended September 30, 2015 and for the period from December 3, 2014 (Inception) through December 31, 2014 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company does not have material revenues and cash flows sufficient to cover its operating costs and allow it to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Anton and Chia, LLP

Anton and Chia, LLP

Newport Beach, CA

November 14, 2016

SRI Seller, Inc.
Balance Sheets

	September 30. 2015	December 31, 2014
ASSETS
Current assets:
Cash and cash equivalents	$ 101,325	$ 195
Accounts receivable, net of allowance of $0 as of September 30, 2015 and December 31, 2014, respectively	39,275	-
Prepaid rent	2,673	-
Total current assets	143,273	195
Property and equipment, net	295	-
Security deposits	5,344	-
Total assets	$ 148,912	$ 195
LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
Accounts payable	$ 49,317	$ -
Related party loan	150,200	200
Total current liabilities	199,517	200
Total liabilities	199,517	200

Commitments and contingencies

Stockholders' deficit:
Common stock; $0.01 par value; 1,000,000 shares authorized; 275,000 and 510,000 shares issued and outstanding as of September 30, 2015 and December 31, 2014, respectively	2,750	5,100
Additional paid-in capital	17,250	14,900
Common stock subscription issuable	20,000	-
Subscriptions receivable	-	(20,000)
Accumulated deficit	(90,605)	(5)
Total stockholders’ deficit	(50,605)	(5)
Total liabilities and stockholders' deficit	$ 148,912	$ 195

The accompanying notes are an integral part of these financial statements.

SRI Seller, Inc.
Statements of Operations
For the Nine Months Ended September 30, 2015 and 29-Day Period Ended December 31, 2014

	Nine Months Ended September 30, 2015	29-Days Ended December 31, 2014
Revenues	$ 49,275	$ -
Cost of revenues	25,894	-
Gross margin	23,381	-
Operating expenses:
Selling and marketing	11,681	-
General and administrative	102,399	5
Total operating expenses	114,080	5
Loss from operations	(90,699)	(5)
Other income	99	-
Loss before income taxes	(90,600)	(5)
Provision for income taxes	-	-
Net loss	$ (90,600)	$ (5)

Net loss per common share:
Basic	$ (0.21)	$ (0.00)
Diluted	$ (0.21)	$ (0.00)

Weighted average number of shares used in computing net loss per common share:
Basic	439,632	510,000
Diluted	439,632	510,000

The accompanying notes are an integral part of these financial statements.

SRI Seller, Inc.
Statements of Stockholders' Deficit
For the Nine Months Ended September 30, 2015 and 29-Day Period Ended December 31, 2014

	Common Stock Outstanding
	Number of Shares	Amount	Additional Paid-in Capital	Subscription Receivable	Subscription Issuable	Accumulated Deficit	Total Stockholders' Deficit
Balance at Inception	-	$ -	$ -	$ -	$ -	$ -	$ -
Stock issued in exchange for subscription receivable	510,000	5,100	14,900	(20,000)			-
Net loss						(5)	(5)
Balance at December 31, 2014	510,000	5,100	14,900	(20,000)		(5)	(5)
Common stock issued in exchange for cash				20,000			20,000
Common stock redeemed and retired	(235,000)	(2,350)	2,350				-
Common stock subscription issuable					20,000		20,000
Net loss						(90,600)	(90,600)
Balance at September 30, 2015	275,000	$ 2,750	$ 17,250	$ -	$ 20,000	$ (90,605)	$ (50,605)

The accompanying notes are an integral part of these financial statements.

SRI Seller, Inc.
Statements of Cash Flows
For the Nine Months Ended September 30, 2015 and 29-Day Period Ended December 31, 2014

	Nine Months Ended September 30, 2015	29-Day Period Ended December 31, 2014
Cash flows from operating activities:
Net loss	$ (90,600)	$ (5)
Adjustments to reconcile net loss to net cash flows provided by (used in) operating activities:
Depreciation	71	-
Changes in assets and liabilities:
Accounts receivable	(39,275)	-
Prepaid rent	(2,673)	-
Security deposits	(5,344)	-
Accounts payable	49,317	-
Net cash flows used in operating activities	(88,504)	(5)
Cash flows from investing activities:
Purchase of fixed assets	(366)	-
Net cash flows provided by (used in) investing activities	(366)	-
Cash flows from financing activities:
Proceeds from related party loan	150,000	200
Proceeds from common stock issued and issuable	40,000	-
Net cash flows provided by financing activities	190,000	200
Net change in cash	101,130	195
Cash at beginning of period	195	-
Cash at end of period	$ 101,325	$ 195

Supplemental disclosure of cash flow information:
Interest paid	$ -	$ -
Taxes paid	$ -	$ -
Non-cash Financing Activity:
Cancellation of common shares	$ 2,350	$ -

The accompanying notes are an integral part of these unaudited condensed financial statements.

SRI SELLER, INC.

NOTES TO FINANCIAL STATEMENTS

For the Nine Months Ended September 30, 2015 and the 29-Day Period Ended December 31, 2014

1.

Nature of Operations and Basis of Presentation

SRI Seller, Inc. (“SRI” or “the Company”) is a native marketing and sponsor embedded content creation company. SRI brings together influencers and brands to create dynamic, unique social marketing campaigns resulting in high brand awareness and leads for our clients. We were incorporated on December 3, 2014 in the State of Nevada. Subsequent to the nine-months ended September 30, 2015, we changed our name to Shark Reach, Inc.

Our business is focused on all social media platforms and is designed to allow brands the opportunity to execute strategic brand messaging. We accomplished this through the use of promoted custom content including: photos, videos, games, apps, contests and promotions. We strategically embed these items with influencer and celebrity attachments.

2.

Going Concern

Our financial statements are prepared in accordance with generally accepted accounting principles applicable to a going concern. This contemplates the realization of assets and the liquidation of liabilities in the normal course of business. Currently, we do not have material assets, nor does it have operations or a source of revenue sufficient to cover its operating costs and allow it to continue as a going concern. The Company has an accumulated deficit since inception of $90,605. We will be dependent upon the raising of additional capital through an asset acquisition of a public company and subsequent placement of our common stock in order to implement its business plan, or merge with an operating company. There can be no assurance that we will be successful in either situation in order to continue as a going concern. We are funding our initial operations by way of issuing founder's shares. These financial statements do not include any adjustments relating to the recoverability and classification of recorded assets or the amounts of and classification of liabilities that might be necessary in the event we cannot continue in existence. Accordingly, these factors raise substantial doubt as to our ability to continue as a going concern. The officers and directors have committed to advancing certain of our operating costs, including legal, audit, transfer agent and regulatory filing costs.

3.

Summary of Significant Accounting Policies

Basis of Presentation

The financial statements present our balance sheets, statements of operations, stockholders' deficit and cash flows. These financial statements are presented in United States dollars and have been prepared in accordance with accounting principles generally accepted in the United States of America.

Use of Estimates and Assumptions

Preparation of the financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

Cash and Cash Equivalents

For the purposes of the statements of cash flows, we consider highly liquid financial instruments purchased with an original maturity of three months or less to be cash equivalents. At September 30, 2015 and December 31, 2014, hawse had no cash equivalents.

Accounts Receivable

Accounts receivable are recorded at the invoiced amount and are non-interest bearing. we generally grant uncollateralized credit terms to its customers and maintains an allowance for doubtful accounts to reserve for potentially uncollectible receivables. Allowances are based on management’s judgment, which considers historical experience and specific knowledge of accounts where collectability may not be probable. We make provisions based on historical bad debt experience, a specific review of all significant outstanding invoices and an assessment of general economic conditions. If the financial condition of a customer deteriorates, resulting in an impairment of its ability to make payments, additional allowances may be required. At September 30, 2015 and December 31, 2014, hawse had no reserves for potentially uncollectible receivables.

SRI SELLER, INC.

NOTES TO FINANCIAL STATEMENTS

For the Nine Months Ended September 30, 2015 and the 29-Day Period Ended December 31, 2014

Property and Equipment

Property and equipment is stated at cost, net of accumulated depreciation. Property and equipment is depreciated on a straight-line basis over the estimated useful lives of the assets, ranging from two to seven years. Assets under capital leases are recorded at their present value at the inception of the lease and are included in the appropriate asset category. Assets under capital leases and leasehold improvements are included within the expense category. Assets under capital leases and leasehold improvements are amortized over the shorter of the related lease terms or their useful lives. Amortization of assets under capital leases is included within the expense category in which the asset is deployed. Replacement and major improvements are capitalized; maintenance and repairs are charged to expense as incurred.

Operating Segment Information

We have concluded that hawse have one operating segment based on the fact that its Chief Executive Officer, who is also its chief operating decision maker, continues to evaluate performance and make operating decisions based on a single set of financial data. Additionally, there are no managers who are held accountable by the chief operating decision maker, or anyone else, for an operating measure of profit or loss for any operating unit below our unit level.

Revenue Recognition

We recognize revenue when the following fundamental criteria are met: (i) persuasive evidence of an arrangement exists, (ii) delivery has occurred or the services have been rendered, (iii) the fee is fixed or determinable, and (iv) collection of the resulting receivable is reasonably assured.

Income Taxes

We follow the asset and liability method of accounting for income taxes. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax balances. Deferred tax assets and liabilities are measured using enacted or substantially enacted tax rates expected to apply to the taxable income in the years in which those differences are expected to be recovered or settled. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the date of enactment or substantive enactment. At September 30, 2015, we recorded a full valuation allowance on our deferred tax asset.

Net Loss per Share

Basic loss per share includes no dilution and is computed by dividing loss available to common stockholders by the weighted average number of common shares outstanding for the period. Dilutive loss per share reflects the potential dilution of securities that could share in our losses. Because we do not have any potentially dilutive securities, the accompanying presentation is only of basic loss per share.

Recent Accounting Pronouncements

In May 2014, the Financial Accounting Standards Board issued Accounting Standards Update No. 2014-09, Revenue from Contracts with Customers, which amends existing accounting standards for revenue recognition. We are currently evaluating the timing of its adoption and the impact of adopting the new revenue standard on its financial statements.

We have implemented all other new accounting pronouncements that are in effect and that may impact its financial statements and does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

Concentration of Credit Risk and Significant Customers

Our financial instruments, which are exposed to concentrations of credit risk, consist primarily of cash and trade accounts receivable. Although we deposit our cash with multiple financial institutions, our deposits do not exceed federally insured limits. We generally do not require collateral from our customers and generally requires payment 30 days from the invoice date. We had one single customer for the nine-month period ended September 30, 2015. We had no revenue for the 29-day period ended December 31, 2014.

SRI SELLER, INC.

NOTES TO FINANCIAL STATEMENTS

For the Nine Months Ended September 30, 2015 and the 29-Day Period Ended December 31, 2014

Fair Value of Financial Instruments

We have determined the estimated fair value of financial instruments using available market information and appropriate valuation methodologies. The fair value of financial instruments classified as current assets or liabilities approximate their carrying value due to the short-term maturity of the instruments.

4.

Related Party

As of September 30, 2015 and December 31, 2014, we had a related party loan from one director (the “Director”) in the amount of $150,200 and $200, respectively.

During the 29-day period ended December 31, 2014, the Director advanced us $200 for the purposes of paying certain of our operational expenses. This loan did not bear interest free and is due on demand. As of September 30, 2015, this loan remained outstanding.

On September 15, 2015, and in connection with the contemplated closing of the transaction as set forth in the Asset Purchase Agreement (see Note 8), we issued a promissory note to the Director in the amount of $150,000. This note was non-interest bearing and due on demand. As of September 30, 2015, the outstanding amount of this note was $150,000. On October 15, 2015, in connection with the execution of the Asset Purchase Agreement (see Note 8), the Director cancelled the note and released us from any and all claims and obligations with respect to the note.

5.

Stockholders’ Equity

As of September 30, 2015 and December 31, 2014, we had 275,000 shares and 510,000 shares of our common stock issued and outstanding, respectively. During the nine month period ended September 30, 2015, we redeemed and retired 235,000 shares of our common stock for zero consideration.

During the nine month period ended September 30, 2015, we redeemed and retired 235,000 shares of our common stock in consideration of $0.

As of September 30, 2015, we recorded common stock subscription receivables of $20,000 in consideration of the future issuance of 80,000 shares of our common stock, which shares of common stock were issued subsequent to September 30, 2015.

6.

Commitment and Contingencies

We have no capital lease agreements or non-cancellable operating lease agreements at September 30, 2015. We paid $2,404 in rent expense during the period ended September 30, 2015. We have one non-cancelable operating lease agreement for office space that expires on September 14, 2017. The non-cancelable lease payments are $5,344, $32,067 and $24,050 for the three-month period ended December 31, 2015, the year ended December 31, 2016 and December 31, 2017, respectively.

We agreed to grant 1,800 stock options to six influencers during the nine-month period ended September 30, 2015. The stock options will be granted pursuant to a Stock Option Plan that has been filed and is awaiting approval. After approval, the stock options will be issued under SharkReach, Inc. at an exercise price equal to the fair market value of the common shares on the date of issuance. As of September 30, 2015, SharkReach, Inc. has no stock option plans.

SRI SELLER, INC.

NOTES TO FINANCIAL STATEMENTS

For the Nine Months Ended September 30, 2015 and the 29-Day Period Ended December 31, 2014

7.

Income Taxes

When it is more likely than not that a tax asset cannot be realized through future income we must provide a valuation allowance for this future tax benefit. We provided a full valuation allowance on the net deferred tax asset, consisting of net operating loss carry forwards, because management has determined that it is more likely than not that we will not earn income sufficient to realize the deferred tax assets during the carry forward period.

The components of our deferred tax asset and reconciliation of income taxes computed at the statutory rate to the income tax amount recorded as of September 30, 2015 are as follows:

September 30, 2015
Net operating loss carry forward	$ 90,605
Effective tax rate	34%
Deferred tax assets:	30,799
Valuation allowance	(30,799)
Net deferred tax asset	$ -

The net federal operating loss carry forward will expire between 2027 and 2028. This carry forward may be limited upon the consummation of a business combination under IRC Section 381.

8.

Subsequent Events

Subsequent to the nine month period ended September 30, 2015 and on October 13, 2015 we closed the acquisition of assets pursuant to a certain Asset Purchase Agreement (the "Asset Purchase Agreement"), by and between us and Online Secretary, Inc., a company that provided services to clients such as: booking appointments, scheduling meetings, typing services, phone calls, text messages and or email reminders and confirming appointments.

On October 19, 2015 Online Secretary, Inc. filed with the Secretary of State of Nevada a Certificate of Amendment to its Articles of Incorporation to (i) change its name from "Online Secretary, Inc." to "SharkReach, Inc.", and (ii) increase its authorized capital from 75,000,000 shares of common stock to 200,000,000 shares of common stock. Our change of name took effect on the OTC Markets on November 5, 2015.

Effective November 25, 2015, in connection with our name change to SharkReach, Inc. our common stock was quoted on the OTC Markets under the ticker symbol SHRK.